Exhibit 10.9

CONSULTING AGREEMENT

BETWEEN

DATAJUNGLE LTD.

Having a place of business at

1 Hines Road, Suite 202

Ottawa, Ontario, Canada K2K 3C7

(hereinafter referred to as the "Company")

- AND -

2145742 Ontario Ltd.

Having a place of business at

1103 Royal York Road

Toronto, ON, M8X 2G8

(hereinafter referred to as the "Consultant")

WHEREAS:

The Consultant has agreed to provide consulting services to the Company in its capacity as an independent contractor, and the Company desires to engage the Consultant in this capacity on the terms and conditions hereinafter set forth which are hereby agreed to by the Consultant.

THIS AGREEMENT witnesses that the parties have agreed that the terms and conditions of the relationship shall be as follows:

1.  Services Contracted For

The Company hereby engages the Consultant, for the provision of marketing services to be provided by Robert Lendvai consistent with, but not necessarily limited to, that of chief marketing officer. The President and Chief Executive Officer of the Company will assign tasks to the Consultant from time to time at his discretion.  The consultant will assist the President and Chief Executive Officer in defining the direction of the Company’s marketing strategy and making recommendations concerning various marketing related activities.  The Consultant will keep in close contact with the Company through phone, e-mail, instant messaging and regular visits as required to perform the Consultant’s mandate.

2.  Compensation

(a)

The Company will pay the Consultant a fee of $10,000 CAD per month plus applicable GST payable in arrears commencing on September 15, 2007 and thereafter on the 15th day of each subsequent month.  The Consultant’s GST number is 84880 2815 RT0001.

(b)

The Company will reimburse the Consultant for reasonable expenses incurred while performing its duties for the Company, subject to approval by the Company.

(c)

The Company will issue to the Consultant or to an affiliate of the Consultant at the direction of Consultant, warrants to purchase 1,000,000 restricted shares of the Company’s common stock with a term of four years from the date of this Agreement at $0.25 per share.  The warrants will vest on July 31, 2008.  All warrants will be subject to approval by the Board of Directors of the Company.  The warrants will have cashless exercise rights and a provision restricting conversion of these warrants if it would cause the aggregate number of shares of the Common Stock beneficially owned by the Consultant and its affiliates to exceed 4.99% of the outstanding shares of the common stock of the Company following such exercise.

3.  Term of Agreement

The term of this Agreement shall commence on the date hereof and shall remain in effect until August 15, 2008 or until terminated in accordance with the provisions of this Agreement.

4.  Service Requirements

The Consultant agrees to provide the aforementioned services to the Company during the term of this Agreement.  The Consultant shall provide such services as an independent contractor and shall not be deemed to be an employee of the Company for any purpose.  In providing services as an independent contractor pursuant to the terms of this agreement, the Consultant shall render such services in accordance with the highest professional standards. The Consultant agrees to maintain records, as required and specified by the Company, and to provide reports to the Company concerning the services provided.

5.

Termination

 The parties understand and agree that this Agreement may be terminated in the following manner in the specified circumstances:

(a)

by the Company, at any time, without notice or payment in lieu of notice, for just cause.

(b)

by the Company, at any time, for any reason other than just cause, by providing the Consultant with one (1) months’ notice.

(c)

by the Consultant, at any time, upon providing the Company with one (1) month’s notice.  In such circumstances, the Consultant agrees to make every effort to assist the Company with transition issues during the said notice period.  This notice requirement may be waived at the discretion of the Company.

6.

Confidential/Proprietary Information

(a)

The Consultant acknowledges that, in providing the services set out in this Agreement, it will acquire information about certain matters and things which are confidential and/or proprietary to the Company, and which information is the exclusive property of the Company including:

(i)

lists of present and prospective customers, distributors, VARs, IMRs, and information related to the types of technology employed by these customers distributors, VARs, IMRs,;

(ii)

pricing and sales policies, techniques and concepts;

(iii)

revenue, financial and accounting information; and,

(iv)

intellectual property and trade secrets.

(b)

The Consultant acknowledges that the information referred to in paragraph (a) could be used to the detriment of the Company.  Accordingly, the Consultant undertakes to treat confidentially all information and agrees not to disclose same to any third party either during the term of this engagement, except as may be necessary in the proper discharge of its responsibilities under this Agreement, or after the date of termination of this Agreement, however caused, except with the written permission of an officer of the Company.

(c)

The Consultant acknowledges that, without prejudice to any and all rights of the Company, an injunction is a necessary effective remedy to protect the Company’s rights and property as set out in subparagraphs (a) and (b).

7.

Inventions, Discoveries & Industrial Designs

If, during the term of this Agreement or any renewal thereof, the Consultant should, directly or indirectly related to any of the Company’s intellectual property, technology, products or solutions, (a) conceive or make any invention or discovery whether patentable or not; (b) become the author of any design capable of being protected as an industrial design, design patent or other design protection; (c) become the author of any work in which copyright may exist; or, (d) develop any confidential information which may be capable of being protected as a trade secret; and if such invention, discovery, industrial design, work or confidential information has been requested or has been developed as part of a request for the Company or its affiliated corporations (hereinafter collectively referred to as “the Company”), then such invention, discovery, industrial design, work or confidential information shall be the sole and exclusive property of the Company, and the Company shall enjoy a waiver of any and all moral rights in the work.  The Consultant agrees that, during the term of this engagement by the Company and thereafter, it shall execute on demand any applications, transfers, assignments, waivers and/or other documents as the Company may consider necessary or advisable for the purpose of giving effect to such waivers of moral rights in favour of the Company, or vesting in the Company full title to such inventions, discovery, industrial design, work or confidential information, and to assist in every way possible in the prosecution thereof.

8.

Non-Competition

(a)

During the term of this Agreement and for a period of six months from the effective date of termination of this Agreement, howsoever caused, the Consultant agrees that it shall not:

(i)

be directly or indirectly engaged in any company or firm who competes in the business intelligence software sector;

(ii)

intentionally act in any manner that is detrimental to the relations between the Company and its dealers, distributors, VARs, IMRs, customers, employees or others; and/or,

(iii)

directly or indirectly solicit any of the customer’s distributors, VARs, IMRs, of the Company or be connected with any person, firm or corporation soliciting or servicing any of the customers of the Company

(a)

The Consultant acknowledges that, without prejudice to any and all rights of the Company, an injunction is a necessary effective remedy to protect the Company’s rights and property as set out in subparagraph (a).

9.

Severability

The validity or unenforceability of any provision or part of any provision of this Agreement or any covenant contained herein shall not affect the validity or enforceability of any other provision or part of any provision and any such invalid or unenforceable provision or part thereof or covenant shall be deemed to be severable.

10.

Entire Agreement

This Agreement constitutes the understanding of the parties and supersedes and replaces all oral and written representations.  This Agreement cannot be amended, modified or supplemented in any respect except by subsequent written agreement signed by both parties hereto.

11.

Modification of Agreement

Any modification to this Agreement must be in writing and signed by the parties or it shall have no effect and shall be void.

12.

Headings

The headings used in this Agreement are for convenience only and are not to be construed in any way as additions to or limitations of the covenants and agreements contained in it.

13.

Governing Law

This Agreement shall be construed and interpreted in accordance with the laws of the Province of Ontario.

14.

Non-Assignable

This agreement shall not be assignable by the Consultant, unless to associated companies, without written approval by the Company and any assignment purported to be made by the Consultant in violation of this provision shall be void and of no effect. However, both the Company and the Consultant acknowledge that the Consultant is in the process of establishing a new company to which he may assign this agreement and any rights thereunder.

15.

Notices

Any notice required or permitted hereunder shall be given in writing (unless otherwise specified herein) and shall be deemed effectively given upon personal delivery or upon receipt by the addressee by courier or by telefacsimile addressed to each of the other Parties thereunto entitled at the respective address listed below, with a copy by email, or at such other addresses as a Party may designate by ten days advance written notice:

If to the Consultant:

2145742 Ontario Ltd.

Attention: Robert Lendvai

1103 Royal York Road

Toronto, ON, M8X 2G8

Email:

rlendvai@gmail.com

If to the Company:

DataJungle Software Inc.

Attn: David Morris & Larry Bruce

1 Hines Road

Suite 202

Ottawa, Canada K2K 3C7

Fax No.: 613-254-7250

Email:  david.morris@datajungle.com

            larry.bruce@datajungle.com

16.

Counterparts & Telefacsimile

This agreement may be executed in one or more counterparts, each of which shall be deemed to be an original and all of which shall constitute one agreement. A telefacsimile of this Agreement may be relied upon as full and sufficient evidence as an original.

IN WITNESS WHEREOF the parties hereto have executed this Agreement effective the 15th day of August 2007.

DATAJUNGLE LTD.

2145742 Ontario Ltd.

____________________________________

______________________________

Per:  David Morris, Chief Executive Officer

 Per:

Robert Lendvai

__________________________________

 Per: Larry Bruce, Chief Financial Officer